Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-127626 on Form S-8 of ACCO Brands Corporation, of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of the ACCO Brands Corporation 401(k) Plan for the year ended December 31, 2007.

/s/Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Oak Brook, Illinois

June 25, 2008